UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 28, 2008
PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On February 28, 2008, the Company’s Board of Directors approved the amended Code of Business Conduct and Ethics to remove the insider trading section because the Company has implemented a separate and more detailed insider trading policy. A copy of the Company’s Code of Business Conduct and Ethics, as so amended, is attached hereto as Exhibit 14.1 and is hereby incorporated herein by reference.
Section 8 Other Events

Item 8.01	Other Events.
     On February 28, 2008, the Company’s Board of Directors approved revisions to its Audit Committee Charter, its Nominating Committee Charter and its Compensation Committee Charter at its regularly scheduled meeting. The revisions were recommended by its Audit Committee, its Nominating Committee and its Compensation Committee, respectively, following their annual charter reviews. The charters were revised as a result of the committee’s annual review of the charters to comply with rules and regulations applicable to the Company and to make certain technical, clarifying and non-substantive changes. Copies of the revised Audit Committee’s, Nominating Committee’s and Compensation Committee’s charters are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.
Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit Number	Description

14.1	PICO Holdings, Inc, Group of Companies Code of Business Conduct and Ethics

99.1	PICO Holdings, Inc. Audit Committee Charter

99.2	PICO Holdings, Inc. Nominating Committee Charter

99.3	PICO Holdings, Inc. Compensation Committee Charter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: March 5, 2008	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer

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